UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014 (August 14, 2014)

TERRAPIN 3 ACQUISITION CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	001-36547	46-4388636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Terrapin Partners, LLC 590 Madison Avenue 35th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 710-4100

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Independent Registered Public Accounting Firm

On August 14, 2014, with the approval of its Audit Committee, Terrapin 3 Acquisition Corporation (the “Company”) dismissed KPMG LLP (“KPMG”) as its independent registered public accounting firm. KPMG was engaged on July 22, 2014, following KPMG’s acquisition of certain assets of Rothstein-Kass, P.A., dba Rothstein Kass & Company, P.C. and certain of its affiliates. The engagement of KPMG was previously reported in a Current Report on Form 8-K filed by the Company on July 28 2014.

The audit report of KPMG on the balance sheet of the Company as of July 22, 2014 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the period of KPMG’s engagement from July 22, 2014 through August 14, 2014, there were no (1) disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with KPMG’s opinion to the subject matter of the disagreement, or (2) reportable events as the term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KPMG with a copy of this Current Report on Form 8-K and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements made herein. A copy of KPMG’s letter dated August 14, 2014 is attached as Exhibit 16.1 to this Form 8-K.

(b) Engagement of Independent Registered Public Accounting Firm

On August 14, 2014, with the approval of its Audit Committee, the Company engaged WithumSmith+Brown, PC (“Withum”) as its new independent registered public accounting firm.

During the period from December 31, 2013 (inception) to March 31, 2014 and through the subsequent interim period prior to the Company’s engagement of Withum, the Company did not consult with Withum on either (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that may be rendered on the Company’s financial statements; or (3) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in item 304(a)(1)(v) of Regulation S-K.  In addition, Withum did not provide any written or oral advice to the Company that Withum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 8.01	Other Events.

Separate Trading of Class A Common Stock and Warrants

On August 15, 2014, Terrapin 3 Acquisition Corporation (the “Company”) announced that the holders of the Company’s units (the “Units”) may elect to separately trade the Class A common stock and warrants included in the Units commencing on August 18, 2014. Each Unit consists of one share of Class A common stock, par value $0.0001 per share, and one warrant to purchase one-half of one share of Class A common stock.  Any Units not separated will continue to trade on the NASDAQ Capital Market under the symbol “TRTLU”. Any underlying shares of Class A common stock and warrants that are separated are expected to trade on the NASDAQ Capital Market under the symbols “TRTL” and “TRTLW”, respectively.  Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into shares of Class A common stock and warrants.

A copy of the Press Release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter regarding change in certifying accountant
99.1	Press Release dated August 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2014

TERRAPIN 3 ACQUISITION CORPORATION

By:	/s/ Sanjay Arora
Name: Sanjay Arora
Title: Chief Executive Officer